                                                                      Exhibit 11

                     TOKHEIM CORPORATION AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 FOR THE THREE MONTH AND NINE MONTH PERIODS
                  ENDED AUGUST 31, 1996 and AUGUST 31, 1995


Primary earnings per share are based on the weighted average number of shares outstanding during each year and the assumed exercise of dilutive employees' stock options less the number of treasury shares assumed to be purchased from the proceeds using the average market price of the Company's common stock.

The following table presents information necessary to calculate earnings per share for the three month and nine month periods ended August 31, 1996 and August 31, 1995:

                                                   PRIMARY
                                    --------------------------------------------
                                     Three Months Ended      Nine Months Ended
                                    ---------------------  ---------------------
                                    August 31, August 31,  August 31, August 31,
                                     1996        1995        1996       1995
                                    --------------------------------------------
Shares outstanding (in thousands):
 Weighted average outstanding.....     7,939      7,913       7,938      7,880
 Share equivalents................       --         --          --         --
                                      ------    -------     -------    -------
 Adjusted outstanding.............     7,939      7,913       7,938      7,880
                                      ======    =======     =======    =======
Net loss..........................    $ (112)   $  (941)    $  (244)    (1,778)
Preferred stock dividends.........      (385)      (392)     (1,159)    (1,188)
                                      ------    -------     -------    -------
Loss applicable to common stock...    $ (497)   $(1,333)    $(1,403)   $(2,966)
                                      ======    =======     =======    =======

Net loss per common share.........    $(0.06)   $ (0.17)    $ (0.18)   $ (0.38)
                                      ======    =======     =======    =======

For financial reporting purposes, the loss per share, assuming full dilution, is considered to be the same as primary since the effect of the common stock equivalents would be antidilutive.

                                                   FULLY DILUTED
                                    --------------------------------------------
                                     Three Months Ended      Nine Months Ended
                                    --------------------   ---------------------
                                    August 31, August 31,  August 31, August 31,
                                      1996       1995        1996       1995
                                    --------------------------------------------
Shares outstanding (in thousands):
 Weighted average outstanding.....     7,939      7,913       7,938      7,880
 Share equivalents................        63         16          63         26
 Weighted conversion of preferred
  stock...........................     1,705      1,905       1,711      1,810
                                      ------    -------     -------    -------
 Adjusted outstanding.............     9,707      9,834       9,712      9,716
                                      ======    =======     =======    =======

Net loss..........................    $ (112)   $  (941)    $  (244)   $(1,778)
Incremental RSP expense...........      (385)      (392)     (1,159)    (1,188)
                                      ------    -------     -------    -------
Loss applicable to common
 stock............................    $ (497)   $(1,333)    $(1,403)   $(2,966)
                                      ======    =======     =======    =======

Net loss per common share.........    $(0.05)   $ (0.14)    $ (0.14)   $ (0.31)
                                      ======    =======     =======    =======
